UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 26, 2006

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                       Regulation FD Disclosure

On April 27, 2006, DPL Inc. (the “Company”) announced that it will release its first quarter 2006 earnings on Wednesday, May 3, 2006 after the market closes. On Thursday, May 4, 2006 at 9:00 A.M. Eastern Time, the Company will conduct a webcast conference call with financial analysts. Interested parties can access the call real time on the DPL Inc. website at www.dplinc.com. Interested parties are encouraged to visit the site fifteen minutes prior to the start of the webcast in order to properly register. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 8.01                                       Other Events

On April 26, 2006, the Company announced the results of shareholder voting at its Annual Meeting. Shareholders elected Paul R. Bishop, Ernie Green and Lester L. Lyles to a new three year term of the Board of Directors of DPL Inc. In addition, shareholders approved the 2006 Equity and Performance Incentive Plan and ratified the selection of KPMG LLP as the Company’s independent auditor through 2006. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

On April 26, 2006, the Company issued a press release announcing that the Company’s common shareholders of record as of May 15, 2006 will receive a $0.25 per share dividend payable June 1, 2006. This payment continues the annualized rate of $1.00 per common share. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference.

Item 9.01 (c).                   Exhibits.

99.1	Press Release of DPL Inc., dated April 27, 2006

99.2	Press Release of DPL Inc., dated April 26, 2006

99.3	Press Release of DPL Inc., dated April 26, 20065

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: May 1, 2006
/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated April 27, 2006	E

99.2	Press Release of DPL Inc., dated April 26, 2006	E

99.3	Press Release of DPL Inc., dated April 26, 2006	E